Exhibit 23.b

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement of Conseco, Inc. on Form S-8 (File No. 333-00000), of our report dated March 26, 2001 relating to the financial statements and financial statement schedules, which appears in Conseco, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

     We also consent to the incorporation by reference in this Registration Statement of our report dated June 22, 2001 relating to the financial statements, which appears in the Annual Report of the ConsecoSave Plan on Form 11-K for the year ended December 31, 2000.



                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP


Indianapolis, Indiana
August 22, 2001